Exhibit 5.1

McCarthy Tétrault LLP 500, Grande Allée Est, 9e étage Québec, QC G1R 2J7 Canada Tel: 418-521-3000 Fax: 418-521-3099

July 31, 2020

Medicenna Therapeutics Corp.
2 Bloor Street West, 7th Floor
Toronto, Ontario M4W 3E2
Canada

Re: Medicenna Therapeutics Corp. – Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the form of Registration Statement on Form S-8 (the “Registration Statement”) being filed by Medicenna Therapeutics Corp. (the “Company”), dated as of July 31, 2020, with the United States Securities and Exchange Commission in connection with the registration under the United States Securities Act of 1933, as amended (the “Act”), of 7,322,239 common shares of the Company (the “Option Shares”), issuable under the Company’s 2017 Stock Option Plan (the “Stock Option Plan”).

For the purpose of this opinion, we have made such investigations and examined the originals, or duplicate, certified, conformed, facsimiled or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance of any such Option Shares, the authorization to issue the Option Shares pursuant to the Stock Option Plan will not have been modified or rescinded by the Board of Directors of the Company and there will not have occurred any change in law affecting the validity or enforceability of such issuance of Option Shares. We have also assumed that neither the issuance of the Option Shares, nor the compliance by the Company with the terms of the Stock Option Plan, will violate any applicable federal, provincial or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the federal laws of Canada (the “Applicable Law”) and we do not express any opinion on any laws other than the Applicable Law.

Based upon and subject to the foregoing, as of the date hereof, we are of the opinion that the Option Shares will, at the time of their issuance upon the due and proper exercise of options granted under the Stock Option Plan in accordance with the terms of the Stock Option Plan, be validly issued and outstanding as fully paid and non-assessable common shares of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in the Applicable Law.

This opinion is provided solely for the benefit of the addressee of this opinion in connection with the filing of the Registration Statement. This opinion may not be relied upon by anyone else or used for any other purpose without our prior written consent.

Yours truly,

/s/ McCarthy Tétrault LLP